SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2002

TIME WARNER TELECOM INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30218	84-1500624
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

10475 Park Meadows Drive
Littleton, Colorado
80124
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 566-1000

N/A
(Former name or former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure.

On August 22, 2002 Time Warner Telecom Inc. issued a press release announcing a workforce reduction of approximately 230 employees. A copy of the press release is included herein as Exhibit 99.1 and is incorporated by reference into this Item 5.

Item 7.    Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit 99.1	Press Release dated August 22, 2002 of Time Warner Telecom Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER TELECOM INC.

By:	/s/ TINA DAVIS
Name: Tina Davis Title: Vice President and Deputy General Counsel
Dated: August 22, 2002

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EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release dated August 22, 2002 of Time Warner Telecom Inc.